UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 02, 2024

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

With respect to the Seaguard contract arbitration award and judgment which was entered by the Court on August 7, 2023 in the amount of $47,002,000, of which $40,242,000 was for damages, attorneys’ fees and costs and $6,760,000 was for prejudgment interest, on December 22, 2023, the Company and Seaguard entered into a Settlement Agreement and Mutual Release, with an effective date of January 10, 2024, in which the Company agreed to pay Seaguard $42,000,000 in full and final settlement of all judgments and claims that have been awarded or asserted or could have been asserted by Seaguard against the Company and its subsidiaries. The initial payment of $10,000,000 was made on December 27, 2023 and the final payment of $32,000,000 is due on the agreement effective date of January 10, 2024. Upon receipt of the final payment, Seaguard will file a Satisfaction of Judgment with the court and a Dismissal of the Arbitration with the American Arbitration Association. The Company will file a Dismissal of the Appeal within five days after the filing of the Satisfaction of Judgment.

The information furnished under Item 8.01 shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	January 2, 2024	By:	/s/ Charles M. Stoehr
Charles M. Stoehr Senior Vice President Chief Financial Officer